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                                  EXHIBIT 23.1



INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in the Registration Statement of VISTA Information Solutions, Inc. on Form S-8 of our report dated April 13, 2000, appearing in the Annual Report on Form 10-KSB of VISTA Information Solutions, Inc. for the year ended December 31, 1999.



                                          DELOITTE & TOUCHE LLP

San Diego, California
December 18, 2000